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                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Univision Communications Inc.

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our reports dated March 6, 1997 included in Univision Communications Inc.'s Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this registration statement.

                                                 ARTHUR ANDERSEN LLP

Roseland, New Jersey
August 27, 1997